Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2012

Midlothian, June 25, 2012 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2012.

Financial Overview

Our consolidated net sales were $142.5 million for the quarter ended May 31, 2012 compared to $143.3 million for the quarter ended May 31, 2011. Print sales for the current quarter were $87.3 million, compared to $67.1 million for the same quarter last year, or an increase of 30.1%. Apparel sales for the current quarter were $55.2 million, compared to $76.1 million for the same quarter last year, or a decrease of 27.5%. Overall our gross profit margins (“margins”) decreased from 27.7% to 19.8% for the quarters ended May 31, 2011 and May 31, 2012, respectively. Our print margin decreased slightly from 28.8% to 27.9%, due to the lower margins of our recent acquisitions. Our apparel margin, which continues to be impacted by the higher yarn costs flowing through its cost of sales, decreased from 26.8% to 7.0% for the quarter. As a result, our net earnings decreased from $11.4 million, or 8.0% of sales, for the quarter ended May 31, 2011 to $3.9 million, or 2.7% of sales, for the quarter ended May 31, 2012. Diluted EPS decreased from $0.44 per share to $0.15 per share for the quarters ended May 31, 2011 and May 31, 2012, respectively.

During the quarter, the Company generated $10.0 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) compared to $21.9 million for the comparable quarter last year.

Reconciliation of Non-GAAP to GAAP measure (dollars in thousands):

	Three months ended May 31,
	2012	2011
Earnings before income taxes	$6,108	$17,850
Interest expense	469	818
Depreciation/amortization	3,441	3,199

EBITDA (non-GAAP)	$10,018	$21,867

Keith Walters, Chairman, Chief Executive Officer and President, commented by saying, “Our print operations continued to deliver revenue and operational results as expected. The two new acquisitions (Printegra and PrintXcel) delivered sales of $19.6 million for the quarter, which was slightly higher than expected, and operational profits of $.8 million, which was less than expected due to some duplicate transitional costs and some operational inefficiency, which we expect to have corrected over the next several quarters. Our apparel results, as expected, continue to be negatively impacted by higher raw material costs flowing into cost of sales. This negative impact will gradually abate over the next quarter or two as the higher cost items, which have been in our finished goods inventory and flowing into our cost of sales, are replaced with items manufactured with significantly lower raw material costs. The apparel market continues to be somewhat constrained, from a volume perspective, and pricing in the marketplace continues to be highly competitive. While the apparel sector continues to be somewhat challenged, we feel good about the long-term prospects of both sectors. As always, no matter what direction this fiscal year takes, you can be assured we will remain vigilant to the task at hand.”

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Segment (“Print”) and Apparel Segment (“Apparel”). The Print Segment is primarily engaged in the business of manufacturing and selling business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The Apparel Segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., Chief Financial Officer

Mr. Michael D. Magill, Executive Vice President

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Condensed Financial Information

(In thousands, except per share amounts)

	Three months ended May 31,
Condensed Operating Results	2012	2011
Revenues	$142,528	$143,258
Cost of goods sold	114,279	103,557

Gross profit margin	28,249	39,701
Operating expenses	22,022	20,857

Operating income	6,227	18,844
Other expense	119	994

Earnings before income taxes	6,108	17,850
Income tax expense	2,229	6,426

Net earnings	$3,879	$11,424

Earnings per share
Basic	$0.15	$0.44

Diluted	$0.15	$0.44

Condensed Balance Sheet Information	May 31, 2012	February 29, 2012
Assets
Current assets
Cash	$14,967	$10,410
Accounts receivable, net	58,681	58,790
Inventories, net	117,372	132,572
Other	15,130	17,438

	206,150	219,210

Property, plant & equipment	94,826	99,516
Other	211,905	213,236

	$512,881	$531,962

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$19,605	$27,924
Accrued expenses	19,933	22,317

	39,538	50,241

Long-term debt	85,000	90,000
Other non-current liabilities	30,941	31,846

Total liabilities	155,479	172,087

Shareholders’ equity	357,402	359,875

	$512,881	$531,962

	Three months ended May 31,
Condensed Cash Flow Information	2012	2011
Cash provided by operating activities	$14,766	$11,271
Cash used in investing activities	(126)	(2,117)
Cash used in financing activities	(9,561)	(3,869)
Effect of exchange rates on cash	(522)	263

Change in cash	4,557	5,548
Cash at beginning of period	10,410	12,305

Cash at end of period	$14,967	$17,853